UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2016
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IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, Ropemaker Place,
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)
+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 22, 2016, the Human Resources Committee recommended and our Board of Directors approved a grant of 170,000 performance share units (the “PSUs”) at target performance to our Chief Executive Officer, Jerre Stead, under the IHS Inc. 2004 Long Term Incentive Plan. The PSUs will be eligible to vest upon the satisfaction of performance goals based on earnings per share targets for fiscal year 2017 with a maximum payout of 150% of target and will vest to the extent the performance goals are met, subject to Mr. Stead’s continued employment through the end of fiscal year 2017 (subject to certain exceptions related to corporate transactions or qualifying terminations of employment).

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 22, 2016, the Board of Directors of the Company approved an amended Business Code of Conduct (the “Code”) following the completion of the merger of IHS Inc. with Markit Ltd. on July 12, 2016. The amended Code reflects, among other things, clarifications and/or additions relating to the use of employee information, conflicts of interest, confidential and proprietary information, anti-corruption laws, corporate sustainability, third-party information, record retention, global trade controls, anti-boycott laws and human rights.

The foregoing description of the amended Code is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K. The amended Code is also available in the Corporate Governance subsection of the investor relations section of the Company’s website at www.ihsmarkit.com. Information on the Company’s website does not constitute part of this document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

14.1 IHS Markit Business Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: August 25, 2016	By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel